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Exhibit 4.3

[FORM OF FACE OF SECURITY]

        [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

        [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.](2)

        THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.](2)

        [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

(1)
These paragraphs should be included only if the Security is a Global Security.

(2)
These paragraphs to be included only if the Security is a Restricted Security.

ADC TELECOMMUNICATIONS, INC.

CUSIP: 000886AA9	R-1

FLOATING RATE CONVERTIBLE SUBORDINATED NOTES DUE JUNE 15, 2013

        ADC Telecommunications, Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to                                                             , or registered assigns, the principal sum of                        Dollars ($                        ) on June 15, 2013 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note](3) and to pay interest thereon as provided on the other side of this Note.

        Interest Payment Dates: June 15 and December 15, beginning December 15, 2003.

        Record Dates: June 1 and December 1

        This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

SIGNATURE PAGE FOLLOWS

(3)
This phrase should be included only if the Security is a global Security.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ADC Telecommunications, Inc.
By:
Name: Title:
Attest:
Name: Title:
Dated:

Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.
U.S. Bank National Association, as Trustee
Authorized Signatory
By:

[FORM OF REVERSE SIDE OF SECURITY]

ADC TELECOMMUNICATIONS, INC.
FLOATING RATE CONVERTIBLE SUBORDINATED NOTES DUE JUNE 15, 2013

1.
INTEREST

        The Company shall pay interest on this Note semiannually in arrears at the rate specified below on June 15 and December 15, each an interest payment date, commencing on December 15, 2003. Interest shall accrue from and including June 4, 2003 or the most recent interest date to which interest has been paid or duly provided for. Interest on this Note will be computed on the basis of a 360-day year using the actual number of days elapsed from and including an interest payment date to but excluding the next succeeding interest payment date.

        The Company shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest from the original due date to the date paid, at the rate applicable to this Note plus 2% per annum, which interest shall be payable on demand.

        All references in the Indenture and this Note to interest shall be deemed to include a reference to additional interest if payable pursuant to the Registration Rights Agreement dated as of June 4, 2003 with respect to the Notes. If additional interest is payable on this Note as contemplated under the Registration Rights Agreement, it shall be payable on each interest payment date and at maturity to the record holder entitled to interest on such date.

        The interest so payable and punctually paid or duly provided for on any interest payment date will be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the June 1 or December 1 preceding such interest payment date (the "Record Date") except as provided in the Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and as otherwise provided in the Indenture.

        The interest rate on this Note for the period from June 4, 2003 to December 15, 2003 will be 1.5625%. The Calculation Agent will reset the interest rate on each interest payment date, each an "interest reset date," commencing December 15, 2003. The second London business day preceding an interest reset date will be the "LIBOR determination date" for that interest reset date. To reset the interest rate, the Calculation Agent will determine 6-month LIBOR on the LIBOR determination date and then add 0.375% to it. The interest rate in effect on each day that is not an interest reset date will be the interest rate determined as of the LIBOR determination date pertaining to the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date pertaining to that interest reset date.

        "6-month LIBOR" means:

  a)
  the rate for six-month deposits in United States dollars commencing on the related interest payment date, that appears on the Moneyline Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR determination date; or

  b)
  if no rate appears on the particular LIBOR determination date on the Moneyline Telerate Page 3750, the rate calculated by the calculation agent as the arithmetic mean (rounded, if necessary, to the nearest one thousandth of a percentage point, with five one-ten thousandths of a percentage point rounded upwards) of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the calculation agent with its offered quotation for deposits in United States dollars for the period of six months, commencing on the related interest payment date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

  c)
  if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean (rounded, if necessary, to the nearest one thousandth of a percentage point, with five one-ten thousandths of a percentage point rounded upwards) of the rates quoted at approximately 11:00 a.m., New York time, on the particular LIBOR determination date by three major banks in The City of New York selected by the calculation agent for loans in United States dollars to leading European banks for a period of six months and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

  d)
  if the banks so selected by the calculation agent are not quoting as mentioned in clause (c), 6-month LIBOR in effect on the preceding LIBOR determination date (1.5625% per annum in the case of the reset on December 15, 2003).

        "Moneyline Telerate Page 3750" means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars.

        "London banking day" means a day on which commercial banks are open for business, including dealings in United States dollars, in London.

        The Calculation Agent shall be U.S. Bank National Association, or such other Person as the Company shall from time to time designate.

1.
METHOD OF PAYMENT

        The Holder must surrender this Note to a Paying Agent to collect payment of principal at maturity. The Company will make any payments of interest at maturity to the person to whom the principal is paid. On presentation and surrender of the certificated Note, the Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make any payments of interest on any interest payment date other than the date of maturity by check mailed to the address of the record date registered holder as it appears in the security register; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions in writing to the Trustee not less than 10 Business Days prior to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the registered holder. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

2.
PAYING AGENT, REGISTRAR AND CONVERSION AGENT

        Initially, U.S. Bank National Association (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

3.
INDENTURE, LIMITATIONS

        This Note is one of a duly authorized issue of Securities of the Company designated as its Floating Rate Convertible Subordinated Notes Due June 15, 2013 (the "Notes"), issued under an Indenture dated as of June 4, 2003 (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them. Capitalized terms used and not defined herein have the meanings assigned to such terms in the Indenture.

        The Notes are subordinated unsecured obligations of the Company limited to $175,000,000 aggregate principal amount (or $200,000,000 if the Initial Purchasers exercise their option to purchase additional Notes). The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

4.
PURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

        At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a Change in Control, at a purchase price equal to 100% of the principal amount thereof together with accrued interest and Additional Interest, if any, up to, but excluding, the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

        The Company may pay the purchase price in cash or certain securities, as set forth in the Indenture.

5.
CONVERSION

        A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on the Final Maturity Date; provided, however, that if the Note is subject to redemption or purchase upon a Change in Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date or Change in Control Purchase Date for such Note or such earlier date as the Holder presents such Note for purchase (unless the Company shall default in making the Redemption Price or Change in Control Purchase Price, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is purchased).

        The initial Conversion Price is $4.013 per share, subject to adjustment under certain circumstances as provided in the Indenture. The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

        To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Notes so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date, if any, shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Note then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Note, subject to the provisions of this Indenture relating to the payment of defaulted interest, if any, by the Company in each case to the extent provided in the Indenture, including Section 4.2 thereof. If the Company defaults in the payment of interest payable on such interest payment date, if any, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

        A Note in respect of which a Holder had delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

6.
SUBORDINATION

        The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company (including any interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding). Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

7.
DENOMINATIONS, TRANSFER, EXCHANGE, CANCELLATION

        The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

        All Notes surrendered for payment, registration of transfer or exchange or conversion will, if surrendered to the Company or any of its other Agents with respect to the Notes, be delivered to the Trustee. The Trustee will promptly cancel all Notes delivered to it. No Notes will be authenticated in exchange for any Notes cancelled as provided in the Indenture.

8.
PERSONS DEEMED OWNERS

        The Holder of a Note may be treated as the owner of it for all purposes.

9.
UNCLAIMED MONEY

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

10.
AMENDMENT, SUPPLEMENT AND WAIVER

        Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

11.
SUCCESSOR ENTITY

        When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) be released from those obligations.

12.
DEFAULTS AND REMEDIES

        Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of interest or Additional Interest, if any, on any Notes; (ii) default in payment of any principal (including, without limitation, any premium) on the Notes when due; (iii) failure by the Company for 60 days after notice to it to comply with any of its other covenants contained in the Indenture or the Notes; (iv) default in the payment of certain indebtedness of the Company or a Significant Subsidiary; (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary and (vi) certain other events described in the Indenture. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

13.
REDEMPTION AT THE OPTION OF THE COMPANY.

        No sinking fund is provided for the Notes. Prior to June 23, 2008, the Notes will not be redeemable. Beginning on that date, the Company may redeem the Notes as a whole at any time, or in part from time to time, at the following redemption prices, expressed as a percentage of the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the Redemption Date:

Redemption Period	Price Redemption
Beginning June 23, 2008 and ending on June 14, 2009	100.98%
Beginning June 15, 2009 and ending on June 14, 2010	100.82%
Beginning June 15, 2010 and ending on June 14, 2011	100.66%
Beginning June 15, 2011 and thereafter	100.5%

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the redemption price plus accrued and unpaid interest to, but excluding, the redemption date of all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent prior to or on the redemption date, immediately after such redemption date interest ceases to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

14.
TRUSTEE DEALINGS WITH THE COMPANY

        U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15.
NO RECOURSE AGAINST OTHERS

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

16.
AUTHENTICATION

        This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

17.
ABBREVIATIONS AND DEFINITIONS

        Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

        All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

18.
INDENTURE TO CONTROL; GOVERNING LAW

        In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

        The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: ADC Telecommunications, Inc., 13625 Technology Drive, Eden Prairie, MN 55440, [phone], Attention: Investor Relations.

ASSIGNMENT FORM

        To assign this Note, fill in the form below:

        I or we assign and transfer this Note to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:
Date:	(Sign exactly as your name appears on the other side of this Note)
*Signature guaranteed by:
By:
*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

        To convert this Note into Common Stock of the Company, check the box:    ☐

        To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $                        .

        If you want the stock certificate made out in another person's name, fill in the form below:

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

Your Signature:
Date:	(Sign exactly as your name appears on the other side of this Note)
*Signature guaranteed by:
By:
*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT REPURCHASE
UPON A CHANGE IN CONTROL

To:
ADC Telecommunications, Inc.

        The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from ADC Telecommunications, Inc. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, together with accrued interest, if any, to, but excluding, such date, to the registered Holder hereof.

Dated:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
Signature Guaranty
Principal amount to be purchased (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF NOTES(3)

        The following exchanges, repurchases or conversions of a part of this global Note have been made:

Principal Amount of this Global Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Notes Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note

(3)
This schedule should be included only if the Security is a global Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES(4)

Re:
Floating Rate Convertible Subordinated Notes Due June 15, 2013 (the "Notes") of ADC Telecommunications, Inc.

        This certificate relates to $            principal amount of Notes owned in (check applicable box)

        ☐ book-entry or ☐ definitive form by                        (the "Transferor").

        The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

        In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of June 4, 2003 between ADC Telecommunications, Inc. and U.S. Bank National Association, as trustee (the "Indenture"), and the transfer of such Securities is in accordance with any applicable securities laws of any state and is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

  ☐
  Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

  ☐
  Such Note is being acquired for the Transferor's own account, without transfer.

  ☐
  Such Note is being transferred to the Company.

  ☐
  Such Note is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

  ☐
  Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

  ☐
  Such Note is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

        The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date:	(Insert Name of Transferor)

(4)
This certificate should only be included if this Security is a Transfer Restricted Security.

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  Exhibit 4.3